Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-118734) and Form S-8 (File Nos. 33-88318, 33-64126, 33-64128, 33-82478, 33-98692, 333-08821, 333-08823, 333-08825, 333-30367, 333-42569, 333-56631, 333-60181, 333-60183, 333-60191, 333-73321, 333-87539, 333-94167, 333-33674, 333-37952, 333-41750, 333-48338, 333-48340, 333-64016, 333-75470, 333-102772, 333-118704, 333-128320, 333-136991 33-64130, 33-64124, 333-42571) of our reports dated February 28, 2007, with respect to the consolidated financial statements and schedule of Avid Technology, Inc., Avid Technology, Inc.’s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Avid Technology, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

Ernst & Young LLP

Boston, Massachusetts

February 28, 2007